UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2012

TELENAV, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34720	77-0521800
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

950 De Guigne Drive

Sunnyvale, California 94085

(Address of principal executive offices) (Zip code)

(408) 245-3800

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On April 26, 2012, TeleNav, Inc. (the “Company”) issued a press release announcing the resignation of Douglas Miller as chief financial officer and treasurer of the Company, effective June 15, 2012. Michael Strambi, the Company’s current vice president of finance, will assume the role of the Company’s chief financial officer and treasurer upon the effectiveness of Mr. Miller’s resignation (the “Start Date”). Mr. Miller has no disagreements or disputes with the Company. Mr. Miller is expected to continue to provide consulting services to the Company although he and the Company have not entered into any such agreement to date.

The full text of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

(c) Mr. Strambi, age 50, has served as the Company’s vice president of finance since November 2009. From December 2008 to August 2009, Mr. Strambi served as vice president and chief accounting officer of Silver Spring Networks, Inc., a provider of smart grid services. From February 2008 to December 2008, Mr. Strambi served as chief financial officer of Metacafe, Inc., a provider of online video services. From February 2006 to February 2008, Mr. Strambi served as vice president of finance of MobiTV, Inc., a provider of mobile media solutions. From 2002 to 2006, Mr. Strambi served in various positions, the most recent of which was vice president, controller and treasurer, with Macromedia, Inc., a provider of web publishing products and solutions that was acquired by Adobe Systems Incorporated. Mr. Strambi holds a B.S. in business administration with a concentration in accounting from California State University, Sacramento and an M.B.A. in finance from the University of Southern California.

(c)(3) In connection with the Company’s chief financial officer succession planning, Mr. Strambi and the Company entered into a retention letter executed on March 28, 2012 (the “Retention Letter”), which provided for Mr. Strambi to become chief financial officer and certain compensation and other benefits in the event that the Company’s then current chief financial officer ceased to serve in such position prior to December 31, 2012, and an Employment Agreement executed on March 28, 2012 (the “Employment Agreement”). The Retention Letter and Employment Agreement provide for, among other things, the following compensation arrangements to be effective in the event Mr. Strambi becomes the Company’s chief financial officer:

(i) Mr. Strambi will be entitled to receive a base annual salary of $250,000 and an annual incentive opportunity target up to 50% of Mr. Strambi’s base salary. The annual incentive bonus will be based on the Company’s overall performance and on metrics that are mutually agreed upon between Mr. Strambi and the Company pursuant to the Company’s 2012 Short Term Incentive Plan.

(ii) Mr. Strambi will be entitled to receive a grant of a time-based option (the “CFO Grant”) to purchase 150,000 shares of common stock of the Company, which will commence vesting as of the Start Date at a rate of 1/48th of the remaining shares subject to the option on each monthly anniversary thereafter. Additionally, Mr. Strambi agreed that each option to purchase common stock of the Company he holds as of the Start Date with an exercise price above $11.00 per share (the “Out-of-the-Money Options”) will be cancelled upon the Start Date, and that to the extent that Mr. Strambi has exercised the Out-of-the-Money Options before the Start Date, the number of shares subject to the CFO Grant shall be reduced by the number of shares acquired through such exercises. In the event Mr. Strambi had exercised his Out-of-the-Money Options, Mr. Strambi is entitled to receive a cash bonus equal to the difference between the exercise price of the CFO Grant and the exercise price of the exercised Out-of-the-Money Options, multiplied by the number of shares exercised.

(iii) Mr. Strambi will be entitled to receive an initial grant of a restricted stock unit (“RSU”) for 20,000 shares of the Company’s common stock, which will vest as to 1/16th of the shares subject to the RSUs each quarterly anniversary following the Start Date.

(iv) In the event Mr. Strambi is terminated other than for Cause (as defined in the Employment Agreement), death or disability, and the termination is not upon or within a two-month period before or a 12-month period after a Change of Control (as defined in the Employment Agreement), then, subject to certain conditions, Mr. Strambi will be entitled to receive the following:

•	a lump sum severance payment equal to six months of his base salary in effect immediately prior to his termination; and

•	coverage for a period of up to six months for himself and his eligible dependents under the Company’s medical, dental and vision benefit plans.

(v) In the event the Company terminates the employment of Mr. Strambi other than for Cause, death or disability, or if Mr. Strambi terminates his employment for Good Reason (as defined in the Employment Agreement), and the termination is within a two-month period before or a 12-month period after a Change of Control, then, subject to certain conditions, Mr. Strambi will be entitled to receive the following:

•	a lump sum severance payment equal to twelve months of his base salary in effect immediately prior to his termination;

•

a lump sum bonus payment equal to his target bonus as in effect for the year in which the termination occurs, pro rated for the year (and adjusted based on the achievement of applicable performance objectives as determined solely at the discretion of the board of directors or compensation committee);

•	coverage for a period of up to twelve months for himself and his eligible dependents under the Company’s medical, dental and vision benefit plans; and

•

one hundred percent (100%) of the unvested equity awards held by Mr. Strambi will immediately vest and become exercisable in full prior to his termination, and the awards will remain exercisable, to the extent applicable, following his termination for the period prescribed in the respective equity plan and agreement for each award.

In order to receive the severance benefits described above upon a termination of Mr. Strambi’s employment with the Company, Mr. Strambi is obligated to refrain from soliciting the Company’s employees to leave the Company for a one year period after the termination of his employment, continue to observe and maintain the confidentiality of all confidential and proprietary information and provide the Company with an executed separation agreement and release of claims.

Also in connection with Mr. Strambi’s employment with the Company, the Company and Mr. Strambi will enter into an indemnification agreement (the “Indemnification Agreement”), which will provide, among other things, that subject to the procedures set forth in the Indemnification Agreement, the Company will indemnify Mr. Strambi to the fullest extent permitted by law in the event he was, is or becomes a party to or a participant in, or is threatened to be made a party to or a participant in, a Proceeding (as defined in the Indemnification Agreement), subject to certain conditions as set forth in the Indemnification Agreement. The Indemnification Agreement also provides for the Company to advance expenses to Mr. Strambi, subject to certain conditions as set forth in the Indemnification Agreement.

The foregoing summary of the Retention Letter, the Employment Agreement and the Indemnification Agreement are qualified in their entirety by reference to the full text of such agreements referenced as Exhibit 10.22, Exhibit 10.23 and Exhibit 10.21 hereto, respectively, and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

10.1+	Form of Indemnification Agreement between TeleNav, Inc. and its directors and officers

10.22*	Retention Letter dated March 28, 2012 from TeleNav, Inc. to Michael W. Strambi

10.23*	Employment Agreement dated March 28, 2012 between TeleNav, Inc. and Michael W. Strambi

99.1	Press release of TeleNav, Inc. dated April 26, 2012

*	To be filed with the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2012
+	Incorporated by reference from Exhibit 10.1 to Form S-1 (File No. 333-162771) dated October 30, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELENAV, INC.

Date: May 1, 2012	By:	/s/ Loren Hillberg
	Name:	Loren Hillberg
	Title:	General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1+	Form of Indemnification Agreement between TeleNav, Inc. and its directors and officers

10.22*	Retention Letter dated March 28, 2012 from TeleNav, Inc. to Michael W. Strambi

10.23*	Employment Agreement dated March 28, 2012 between TeleNav, Inc. and Michael W. Strambi

99.1	Press release of TeleNav, Inc. dated April 26, 2012

*	To be filed with the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2012
+	Incorporated by reference from Exhibit 10.1 to Form S-1 (File No. 333-162771) dated October 30, 2009